 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281562
PROSPECTUS
AEON BIOPHARMA, INC.
$50,000,000
Class A Common Stock
We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLP, or Leerink Partners, relating to shares of our Class A common stock, par value $0.0001 per share (“common stock”), offered by this prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Leerink Partners acting as our sales agent.
Our common stock is listed on the NYSE American LLC (the “NYSE American”) under the symbol “AEON.” On August 13, 2024, the last reported sale price of our common stock on the NYSE American was $0.99 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Leerink Partners for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus is August 21, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus describes the specific details of this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We have not, and Leerink Partners has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference into this prospectus, and in any applicable free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any applicable free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “AEON,” “we,” “our,” “us” and the “Company” in this prospectus, we mean AEON Biopharma, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.
This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus, any applicable prospectus supplement, and any applicable free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.
Company Overview
We are a clinical stage biopharmaceutical company focused on developing our botulinum toxin complex, prabotulinumtoxinA injection (“ABP-450”), for debilitating medical conditions. We plan to develop and seek regulatory approval of ABP-450 as a biosimilar product in the United States through submission of a Biologics License Application, or BLA, under Section 351(k) of the Public Health Service Act, or a Section 351(k) BLA, with the goal of addressing the estimated $3.0 billion global therapeutic botulinum toxin market, which is projected to grow to $4.4 billion in 2027, according to the Decision Resources Group Therapeutic Botulinum Toxin Market Analysis Global as of 2021. ABP-450 is the same botulinum toxin complex that is currently approved as a biosimilar in Mexico and India and, in the U.S. is approved to provide temporary improvement in the appearance of moderate to severe glabellar lines for certain adult patients and marketed by Evolus, Inc. under the name Jeuveau in the United States and Nuceiva in Canada and the European Union. We have exclusive development and distribution rights for certain therapeutic uses of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. We have built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Corporate Information
We were initially incorporated in the State of Delaware on November 17, 2020 under the name Priveterra Acquisition Corp. Upon the closing of the business combination on July 21, 2023, we changed our name to AEON Biopharma, Inc. Our principal executive offices are located at 5 Park Plaza, Suite 1750, Irvine, California 92614 and our telephone number is (949) 354-6499.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Shares of common stock to be outstanding immediately after this offering
Up to 89,627,288 shares, assuming sales of 50,505,050 shares of common stock are made in this offering at an offering price of $0.99 per share, which was the last reported sale price of shares of our common stock on the NYSE American on August 13, 2024. The actual number of shares that may be issued will vary depending on the sales price under this offering.
Plan of Distribution
“At-the-market” offering that may be made from time to time through or to our sales agent, Leerink Partners, as agent. See “Plan of Distribution” on page 18.
Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, and to fund the continued development of our multiple product candidate programs and commercial launch planning. See “Use of Proceeds” on page 9.
Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
NYSE American symbol
“AEON”
The number of shares of common stock to be outstanding after this offering as shown above is based on 39,122,238 shares of our common stock outstanding as of June 30, 2024, and excludes:
•
400,000 shares of common stock issued to a service provider on July 5, 2024;

•
4,545,332 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $10.15 per share;

•
1,108,117 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of June 30, 2024;

•
4,703,788 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Incentive Award Plan, or 2023 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2023 Plan;

•
908,341 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

•
3,988,952 shares of common stock issuable upon the exercise of private placement warrants to purchase shares of our common stock issued concurrently with the initial public offering of Priveterra Acquisition Corp. in February 2021;

•
28,737,150 shares of common stock issuable upon conversion of certain senior secured convertible notes (the “Convertible Notes) at a price of $1.00 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes); and

•
16,000,000 shares of common stock (the “Contingent Consideration Shares”) issuable subject to achievement of certain milestone provisions set forth in our Business Combination Agreement, dated as of December 12, 2022 (as amended, the “Business Combination Agreement”).

Except as otherwise indicated, all information in this prospectus assumes:
•
no exercise of outstanding options or settlement of outstanding RSUs;

•
no conversion of the Convertible Notes; and

•
no settlement of the Contingent Consideration Shares referred to above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent reports on Form 10-Q and current reports on Form 8-K that are incorporated by reference into this prospectus, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, and any applicable free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 50,505,050 shares of our common stock are sold at a price of $0.99 per share, the last reported sale price of our common stock on the NYSE American on August 13, 2024, for aggregate gross proceeds of approximately $50.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.77 per share. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. The exercise or settlement of outstanding warrants, stock options and RSUs would result in further dilution of your investment. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use these net proceeds. Any of the foregoing could adversely affect the market price of our common stock.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold by or to Leerink Partners under the Sales Agreement will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Leerink Partners. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
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the ability to maintain the listing of our common stock on the NYSE American;

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our public securities’ potential liquidity and trading;

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our capital requirements and ability to raise financing in the future and continue as a going concern;

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our success in retaining or recruiting, or changes required in, officers, key employees or directors;

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factors relating to our business, operations and financial performance;

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the initiation, cost, timing, progress and results of research and development activities, preclinical studies or clinical trials with respect to our current and potential future product candidates;

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our ability to identify, develop and commercialize our main product candidate, botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection (“ABP-450”);

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our ability to obtain a Biologics License Application for therapeutic uses of ABP-450;

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our ability to advance our current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

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our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

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our ability to obtain funding for our operations;

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our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;

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our ability to successfully commercialize our current and any potential future product candidates;

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the rate and degree of market acceptance of our current and any potential future product candidates;

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regulatory developments in the United States and international jurisdictions;

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potential liability, lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties;

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our ability to attract and retain key scientific and management personnel;

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our ability to effectively manage the growth of our operations;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements, particularly our license and supply agreement with Daewoong Pharmaceutical Co., LTD. (the “Daewoong Agreement”);

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our ability to compete effectively with existing competitors and new market entrants;

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potential effects of extensive government regulation;

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our ability to implement and maintain effective internal controls;

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the impact of supply chain disruptions;

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the impact of macroeconomic developments beyond our control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events, on our business; and

•
the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Leerink Partners as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, and to fund the continued development, approval and commercialization of our multiple programs. The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in short term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, corporate bonds and guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION
Our net tangible book deficit as of June 30, 2024 was $(27.9) million, or $(0.71) per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2024. Dilution with respect to net tangible book deficit per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 50,505,050 shares of our common stock in this offering at an assumed offering price of $0.99 per share, the last reported sale price of our common stock on the NYSE American on August 13, 2024, and after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $20.0 million, or $0.22 per share. This represents an immediate increase of $0.94 per share in net tangible book value for existing stockholders and immediate dilution of $0.77 per share to investors purchasing our common stock in this offering.
The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share		$0.99
Net tangible book value per share as of June 30, 2024	$(0.71)
Increase in net tangible book value attributable to the pro forma transaction described above	0.94
As adjusted net tangible book value per share after giving effect to this offering		0.22
Dilution per share to new investors participating in this offering		$0.77
The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.99 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.28 per share and would increase the dilution to new investors by $1.21 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.99 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.14 per share and would decrease the dilution to new investors by $0.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us.
To the extent that any outstanding warrants, options or RSUs are exercised or settled, new options are issued, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.
The above discussion and table are based on 39,122,238 shares of our common stock outstanding as of June 30, 2024, and excludes:
•
400,000 shares of common stock issued to a service provider on July 5, 2024;

•
4,545,332 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $10.15 per share;

•
1,108,117 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of June 30, 2024;

•
4,703,788 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Incentive Award Plan, or 2023 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2023 Plan;

•
908,341 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

•
3,988,952 shares of common stock issuable upon the exercise of private placement warrants to purchase shares of our common stock issued concurrently with the initial public offering of Priveterra Acquisition Corp. in February 2021;

•
28,737,150 shares of common stock issuable upon conversion of certain senior secured convertible notes (the “Convertible Notes) at a price of $1.00 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes); and

•
16,000,000 shares of common stock (the “Contingent Consideration Shares”) issuable subject to achievement of certain milestone provisions set forth in our Business Combination Agreement, dated as of December 12, 2022 (as amended, the “Business Combination Agreement”).

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our third amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
General
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The certificate of incorporation authorizes the issuance of 501,000,000 shares, consisting of 500,000,000 shares of Class A common stock, $0.0001 par value per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value (“preferred stock”). As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in accordance with applicable law. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions.
Liquidation, Dissolution and Winding Up
In the event of AEON’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of AEON will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. All of the outstanding shares of common stock will be validly issued, fully paid and non-assessable. Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
The certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix designations to determine and fix the number of shares of such series and such powers, including voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, which could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of AEON or the removal of existing management. We have no preferred stock currently outstanding.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or stockholders to us or our stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternative forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our certificate of incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions. These forum selection provisions may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Nothing in our certificate of incorporation or bylaws precludes stockholders that bring suit to enforce any liability or duty under Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Although our certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that these provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Dissenters’ Rights of Appraisals and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and subject to the certificate of incorporation, the number of directors of our Board shall be fixed from time to time by resolution duly adopted by the Board. The Board is divided into three classes, designated Class I, II and III. Each class of directors will be elected by our stockholders upon the expiration of the applicable class’s three-year term.
Under our bylaws, except as otherwise provided by the certificate of incorporation, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to our Board. Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships, death, resignation or disqualification, and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. Subject to the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock then entitled to vote at an election of directors. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to such preferred stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum will not be present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the holders of a majority of the voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, will have power to recess the meeting, or to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Provisions
Certain provisions of our certificate of incorporation, bylaws, and laws of the State of Delaware, where we are incorporated, may delay, discourage or make more difficult a takeover attempt that a stockholder might consider in his, her or its best interest. These provisions may also adversely affect prevailing market prices for the common stock. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure AEON and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms. However, they also give our Board the power to discourage mergers that some stockholders may favor.
Among other things, the certificate of incorporation and bylaws (as amended from time to time):
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permit the Board to issue shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the number of directors of our Board may be changed only by resolution of our Board;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least two-thirds of the voting power of all of AEON’s then-outstanding shares of voting stock entitled to vote at an election of directors;

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provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that, subject to the rights of any series of preferred stock, special meetings of our stockholders may be called only by or at the direction of our Board, the chairperson of our Board, the Chief Executive Officer, the President or the Secretary;

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provide that our Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the board of directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of AEON by replacing our Board. Because our Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of AEON.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Certain Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with: a stockholder who owns 15% or more of the pertinent corporation’s outstanding voting stock (otherwise known as an “interested stockholder”), or an affiliate or associate of the interested stockholder, for three years following the date that the stockholder became an interested stockholder.
Per DGCL Section 203, “business combination” includes, among other things, a merger or sale of more than 10% of a corporation’s assets. However, Section 203 would not apply if:
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the relevant board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder” prior to the date of the business combination or transaction, as applicable;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the business combination, such business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of AEON.

Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent authorized or permitted by applicable law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the AEON. Under our bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of ours or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of AEON, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person undertakes to repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Corporate Opportunities
Our certificate of incorporation does not expressly renounce the doctrine of corporate opportunity.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our stock at the time of the transaction to which the action relates.
Transfer Agent and Registrar
The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.
Listing of Common Stock
Our common stock is listed on the NYSE American under the symbol “AEON”.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to Leerink Partners as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Leerink Partners will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners as sales agent will be 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses up to $25,000 in connection with quarterly diligence bringdowns thereafter, and for certain other expenses, including Leerink Partners’ FINRA counsel fees in an amount up to $15,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $600,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Leerink Partners will provide written confirmation to us following the close of trading on the NYSE American on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on the NYSE American and trades under the symbol “AEON.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the common stock offered by this prospectus will be passed upon by Latham & Watkins LLP, Costa Mesa, California. Leerink Partners LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The consolidated financial statements of AEON Biopharma, Inc. as of December 31, 2023 (Successor) and for the periods from January 1, 2023 through July 21, 2023 (Predecessor), and July 22, 2023 through December 31, 2023 (Successor), have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains explanatory paragraphs that state that: (i) the 2023 consolidated financial statements have been restated to correct a misstatement; and (ii) the Company’s recurring losses from operations and net capital deficiency and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The consolidated financial statements of AEON Biopharma, Inc (“Old AEON”) at December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated by reference in this prospectus and registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus form a part. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at www.aeonbiopharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024 (as amended by our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on May 14, 2024 and our Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on August 12, 2024);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 12, 2024, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 16, 2024, March 19, 2024 (only with respect to Items 1.01, 1.02, 2.03 and 3.02), March 28, 2024, March 29, 2024, April 17, 2024, May 3, 2024 (only with respect to item 8.01), May 3, 2024, May 16, 2024, June 14, 2024 and July 9, 2024;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024; and

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The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on July 21, 2023, as updated by any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
AEON Biopharma, Inc.
5 Park Plaza, Suite 1750
Irvine, California 92614
(949) 354-6499
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

AEON BIOPHARMA, INC.
$50,000,000
Class A Common Stock
PROSPECTUS
Leerink Partners
August 21, 2024